EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


This agreement ("Agreement") is made on July 8, 2005, at Commerce, California, between Antik Denim, LLC (referred to herein as "Employer"), and Philippe Naouri (referred to herein as "Employee").

                                    RECITALS

         A. The Employer is engaged in the design, development, manufacturing, marketing and wholesale of apparel and related accessories bearing the "Antik Denim" trademark, and maintains business premises at 5804 E. Slauson Avenue, Commerce, CA 900040.

         B. The Employee is an experienced fashion designer with expertise in denim and knit apparel, who resides at 810 S. Flower St., #1202, Los Angeles, CA 90017. Employee is willing to be employed by the Employer, and the Employer is willing to employ the Employee, on the following terms, covenants, and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, Employer and Employee covenant and agree as follows:

         1.       NATURE AND PLACE OF EMPLOYMENT.

         Employer employs, engages, and hires Employee as a Fashion Director and Employee accepts and agrees to such hiring, engagement, and employment. Subject to the supervision and pursuant to the orders, advice, and directions of Employer, Employee will design and develop denim and knit apparel and related accessories bearing the "Antik Denim" trademark, and will perform such other duties as are customarily performed by one holding such position in similar businesses or enterprises as that engaged in by Employer, and will also render such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

         2.       MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES.

         The  Employee   agrees  that   Employee  at  all  times  will  perform,
faithfully, industriously, and to the best of the Employee's ability, experience, and talent, all duties that may be required of the Employee pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of the Employer. Such duties will be rendered at 5804 E. Slauson Avenue, Commerce, California 90040, and at such other place or places as the Employer in good faith may require, or as the interests, needs, business, and opportunities of the Employer will require or make advisable.


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         3.       DURATION OF EMPLOYMENT.

         The term of this Agreement will be for a period of five (5) years, commencing on July 11, 2005 and terminating on July 10, 2010, subject, however, to prior termination as provided by this Agreement.

         4.       COMPENSATION AND EXPENSES.

                  a. SALARY. Employer will pay to Employee (a) a salary of Two Hundred Forty Thousand Dollars ($240,000.00) per year, which shall be payable every two weeks on a prorated basis, and (b) a one percent (1%) commission on the Net Sales of all "Antik Denim" brand apparel sold by the Employer. Employer shall withhold and deduct all taxes required by federal and state laws and any other authorized deductions. For the purposes of this Agreement, "Net Sales" shall mean shall mean gross sales (the gross invoice amount billed customers), less discounts, freight charges and allowances actually shown on the invoice and, further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memorandum actually issued to the customers), and less any uncollectible accounts or allowances.

                  b. BONUS, INCENTIVE, SAVINGS, AND RETIREMENT PLANS. As Employee becomes eligible, Employee shall be entitled to participate in all bonus, incentive, stock option, savings, and retirement plans, policies, and programs made available by the Employer to other peer employees of the Employer.

                  c. WELFARE BENEFIT PLANS. As Employee becomes eligible, Employee may participate in and shall receive benefits under welfare benefit plans, policies, and programs, including medical, dental, disability, and life insurance plans and programs that the Employer makes available to other employees of the Employer.

                  d. VACATION AND SICK LEAVE. As Employee becomes eligible, Employee shall be entitled to accrue paid days of vacation in accordance with the vacation accrual schedule that the Employer offers to its other employees. Employee shall also be entitled to be absent from employment due to illness for five (5) days per year with full pay. Employee's vacation and sick leave shall be taken in accordance with and shall be subject to the terms of the plans and policies in effect generally as to other employees of the Employer.

                  e. EXPENSES. The Employer shall reimburse Employee for all reasonable business-related expenses incurred by Employee in connection with his employment with the Employer in accordance with the policies, practices, and procedures in effect generally with respect to other employees of the Employer.

                  f. CHANGES BY EMPLOYER. The Employer reserves the right to modify, suspend, or discontinue any and all of the above-mentioned plans, practices, policies, and programs at any time as long as such action is taken generally with respect to other similarly situated employees of the Employer.


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         5.       TERMINATION OF CONTRACT ON PERMANENT DISABILITY OF EMPLOYEE

                  a. Notwithstanding anything to the contrary in this Agreement, Employer is given the option to terminate this Agreement in the event, during the term of this Agreement, the Employee becomes permanently disabled, as the term "permanently disabled" is fixed and defined in this Agreement. Such option is to be exercised by the Employer giving notice to the Employee by registered mail, addressed to the Employee in care of the Employee at Employee's most recent home address or at such other address as the Employee designates in writing, of the Employer's intention to terminate the Agreement on the last day of the month during which the notice is mailed. On the giving of this notice, the term of this Agreement will cease on the last day of the month in which the notice is mailed, with the same force and effect as if that last day of the month were originally set forth as the termination date.

                  b. For the purposes of this Agreement, the Employee will be deemed to have become permanently disabled if, during any year of the term of this Agreement, because of ill health, physical or mental disability, or for other causes beyond the Employee's control, the Employee will have been continuously unable or unwilling or have failed to perform the Employee's duties for ninety (90) consecutive days or if, during any year of the term of this Agreement, the Employee has been unable or unwilling or have failed to perform the Employee's duties for a total period of ninety (90) days, either consecutive or not. For the purposes of this Agreement, the term "any year of the term of this Agreement" is defined to mean any period of 12 calendar months commencing on the first day of June and terminating on the last day of May of the following year.

                  (c) The determination of partial or total disability will be made at the sole discretion of the Employer, but the decision must not be unreasonable or arbitrary. The Employee, if requested by the Employer, must submit to a mental and physical examination to assist the Employer to make its determination. Failure to comply with this request will prevent the Employee from challenging the decision of the Employer in this regard.

         6.       TERMINATION OF CONTRACT ON DISCONTINUANCE OF BUSINESS.

         Notwithstanding anything herein to the contrary, in the event Employer discontinues operating its business at 5804 E. Slauson Avenue, Commerce, California, then this Agreement will cease and terminate as of the last day of the month in which the Employer ceases operations at that location, with the same force and effect as if that last day of the month were originally set forth as the termination date of this Agreement.

         7.       DEVOTION OF FULL TIME TO BUSINESS.

                  a. The Employee will devote all of the Employee's time, attention, knowledge, and skill solely and exclusively to the business and interest of the Employer, and the Employer will be entitled to all benefits, profits, and other issues arising from or incident to any and all work, services, and advice of the Employee, and the Employee expressly agrees that, during the term of this Agreement, the Employee will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor,


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Employee,  or in any  other  form  or  capacity,  in  any  business  similar  to
Employer's business or any allied trade.

                  b. However, nothing in this Agreement may be deemed to prevent or limit the right of the Employee to invest any of the Employee's surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor may anything in this Agreement be deemed to prevent Employee from investing, or limit the Employee's right to invest its surplus funds, in real estate.

         8.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  a. The Employee specifically agrees that the Employee will not at any time, in any fashion, form, or manner, either directly or indirectly, divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of the Employer, including, but not limited to, the names of any of the Employer's customers, the prices it obtains or has obtained or at which the Employer sells or has sold its products, or any other information concerning the business of Employer, its manner of operation, its plans, processes, or other data of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important.

                  b. The parties stipulate that, as between them, the above mentioned matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of Employer and its goodwill, and that any breach of the terms of this section is a material breach of this Agreement.

         9.       EMPLOYEE'S COMMITMENTS AS BINDING ON EMPLOYER.

         Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that the Employee does not have the right to make any contracts or commitments on behalf of the Employer without the written consent of the Employer.

         10.      ENTIRE AGREEMENT.

                  a. This written Agreement contains the sole and entire agreement between the parties and supersedes any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing the execution and delivery of this Agreement, except such representations as are specifically set forth in this Agreement, and each of the parties acknowledges that such party has relied on such party's own judgment in entering into the Agreement.

                  b. The parties further acknowledge that any statements or representations that may have previously been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with such party's dealings with the other.


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         11.      WAIVER OR MODIFICATION OF AGREEMENT.

                  a. A waiver or modification of this Agreement or of any covenant, condition, or limitation in this Agreement will not be valid unless it is in writing and executed by the party to be charged, and evidence of any waiver or modification will not be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party under this Agreement, unless such waiver or modification is in writing, executed by the party to be charged.

                  b. The parties further agree that the provisions of this section may not be waived except as set forth in this Agreement.

         12.      GOVERNING LAW.

         The parties agree that it is their intention and covenant that this Agreement, performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with, and under and pursuant to, the laws of the State of California and that, in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of, this Agreement, the laws of the State of California will be applicable and will govern, to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted.

         13.      ASSIGNMENT OR SURVIVORSHIP OF BENEFITS.

         This  Agreement  is  binding  on,  and  inures to the  benefit  of, the
respective  parties  and  their  executors,   administrators,   heirs,  personal
representatives, successors, and assigns.

         14.      EMPLOYEE'S INVENTIONS OWNED BY EMPLOYER.

         All ideas, inventions, trademarks, and other developments or improvements conceived by the Employee, alone or with others, during the term of the employment, whether or not during working hours, that are within the scope of the Employer's business operations, or that relate to any Employer work or projects, are the exclusive property of the Employer. The Employee agrees to assist the Employer, at its expense, to obtain patents on any such patentable ideas, inventions, trademarks, and other developments, and agrees to execute all documents necessary to obtain such patents in the name of the Employer.

         15.      RETURN OF EMPLOYER'S PROPERTY.

         On termination of this Agreement, regardless of how termination is effected, or whenever requested by the Employer, the Employee will immediately return to the Employer all of the Employer's property, including without limitation all art, whether in digital or other form, patterns, designs, finished and unfinished samples, and all other times related to Employee's duties under this Agreement.


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         16.      TERMINATION FOR CAUSE.

         The Employer may discharge the Employee for incompetence, insubordination, violation of any rule or regulation that may be established from time to time for the conduct of the Employer's business, or breach or neglect of any duty or obligation of the Employee under this Agreement, by giving the Employee fourteen (14) days' written notice. The Employer's exercise of its right to terminate under this provision will be without prejudice to any other remedy that the same may be entitled to at law, in equity, or under any other provision of the Agreement.

         17.      TERMINATION BY EMPLOYEE.

         If Employer ceases conducting its business, takes any action looking toward its dissolution or liquidation, makes an assignment for the benefit of its creditors, admits in writing its inability to pay its debts as they become due, files a voluntary, or becomes the subject of an involuntary petition in bankruptcy, or becomes the subject of any state or federal insolvency proceeding of any kind, then the Employee, in the Employee's sole discretion, by written notice to the Employer, may terminate the employment, and the Employer consents to the Employee's release under such circumstances; if the Employer ceases to operate or exist as a result of such event, the noncompetition and confidentiality provisions of this Agreement will terminate.

         18.      SOLICITATION AFTER TERMINATION.

         The Employee agrees that, in addition to any other limitation, for a period of one (1) year after the termination of employment, except a termination caused by the Employer in violation of the terms of this Agreement (the "Post Termination Period"), and unless otherwise specified in this Agreement, the Employee will not, on Employee's own behalf or on behalf of any other person, firm, or corporation, call on any of the customers of the Employer, or any of its affiliates or subsidiaries, for the purpose of soliciting or providing to any of the customers any knit or denim apparel, and the Employee will not, in any way, directly or indirectly, on Employee's own behalf, or on behalf of any other person, firm, or corporation, solicit, divert, or take away any customer of the Employer, its affiliates, or its subsidiaries. In addition, during the Post Termination Period Employee shall not circumvent or interfere with the contractual relationships between Employer, its affiliates, or its subsidiaries and any vendor or contractor with whom Employer is doing business at the time of termination.

         19.      ARBITRATION.

                  a. All claims, disputes, controversies, or disagreements of any kind whatsoever ("claims"), including any claim arising out of or in connection with Employee's employment or the termination of Employee's employment, that may arise between Employee and the Employer, including any claims that may arise between Employee and the Employer's officers, directors, employees, or agents in their capacity as such, shall be submitted to final and binding arbitration before Judicial Arbitration and Mediation Services/Endispute
(JAMS) in Los Angeles, California in accordance with the rules and procedures of JAMS then existing.

                  b. Claims covered by this arbitration provision include, but are not limited to the following: (1) alleged violations of federal, state, or local constitutions, statutes, regulations, or ordinances, including, but not limited to antidiscrimination and harassment laws; (2) allegations of a breach of a contractual obligation; and (3) alleged violations of public policy.


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                  c.       The  following  are  expressly   excluded  from  this
arbitration provision and are not covered by this Agreement: (1) claims related to workers' compensation or unemployment insurance; (2) administrative claims filed with government agencies such as the Equal Employment Opportunity Commission (EEOC), Department of Fair Employment and Housing (DFEH), or the National Labor Relations Board (NLRB); and (3) claims that are expressly excluded by statute.

                  d. In consideration for and as a material condition of Employee's employment with the Employer, Employee agrees that final and binding arbitration is the exclusive means for resolving the claims outlined in this Agreement. However, this Agreement does not in any way alter the at-will status of Employee's employment. This Agreement is a waiver of all rights Employee may have to a civil court action on any dispute outlined by this Agreement. Accordingly, only an arbitrator, not a judge or jury, will decide the dispute, although the arbitrator has the authority to award any type of relief that could otherwise be awarded by a judge or jury.

                  e. The fees and costs of the arbitration shall be borne equally by Employee and the Employer, except that Employee and the Employer shall each pay for their own attorney fees or costs of representation for purposes of the arbitration unless otherwise provided by law.

         20.      SEVERABILITY.

                  The provisions hereof are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction. To the extent legally permissible, an arrangement that reflects the original intent of the parties shall be substituted for such invalid or unenforceable provision.



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IN WITNESS  WHEREOF,  the parties  have  executed  this  agreement  at Commerce,
California, the day and year first above written.

EMPLOYER:                                      EMPLOYEE:

ANTIK DENIM, LLC, a California
limited liability Employer

By:   /s/ Paul Guez                            /s/ Philippe Naouri
      --------------------------               ------------------------
      PAUL GUEZ, MANAGER                       PHILIPPE NAOURI


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